                                                                   EXHIBIT 10.14

                                   SUBLEASE

NOTE: This Sublease document is being used as a Sub-sublease document. Therefore, the terms "sublease", "sublessor" and "sublessee" will often be used as "sub-sublease", "sub-sublessor" and sub-sublessee", respectively.

1.   PARTIES.

This Sublease, dated October 20, 1997, is made between E.I. du Pont de Nemours and Company, a Delaware corporation (Sublessor"), and Lintronic Industries, a California corporation ("Sublessee").

2.   MASTER LEASE.

Sublessor is the Sub-lessee under a written lease dated February 21, 1991, wherein Koll Tower Four Associates, a California limited partnership ("Lessor") leased to Lessee Hadson Power Systems, a Delaware corporation, the real property located in the City of Irvine, County of Orange, State of California, described as portions of that certain 16-story office building located at 2030 Main Street, Irvine, California, as identified in the Master Lease as the "Premises" ("Master Premises"). Said lease has been amended by the following amendments that certain Sublease dated April 7, 1995 by and between Hadson Power Systems ("Hadson")*, a Delaware corporation and E.I. du Pont de Nemours and Company (as existing "Sublessor"); said lease and amendments are herein collectively referred to as the "Master Lease" and are attached hereto as Exhibit "A".

*Hadson Systems is now LG & E Energy Systems, Inc., a Kentucky Corporation

3.   PREMISES.

Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portions of the Master Premises ("Premises"): approximately 11.912 rentable square feet as identified as Exhibit One to the sublease and further identified as 2030 SE Main Street, Suite 1250, Irvine, California.

4.   WARRANTY BY SUBLESSOR.

Sublessor warrants and represents that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.   TERM.

The Term of this Sublease shall commence on November 1, 1997 ("Commencement Date"), or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on September 17, 2001 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of the commencement of the Term.

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Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver
Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty
(30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force and effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

6.    RENT.

6.1. Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at E.I. du Pont de Nemours, Attn:
Corporate Real Estate, 1007 Market Street, D12048A, Wilmington, DE 19898, or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of See Addendum One Dollars ($_________) per month, in advance on the first day of each month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Twenty Thousand Two Hundred Fifty and 40/100ths Dollars ($20,250.40) as rent for the first month. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis. Additional provisions: See attached Addendum One

6.2. Operating Costs. If the Master Lease requires Sublessor to pay to Lessor all or portion of the expenses of operating the building and/or project of which the Premises are a part ("Operating Costs"), including but not limited to taxes, utilities, or insurance, then Sublessee shall pay to Sublessor as additional rent seventy and 24/100ths percent (70.24%) of the amounts payable by Sublessor for Operating Costs incurred during the Term. Such [illegible text] shall be payable as and [illegible text] Operating Costs are payable by Sublessor to Lessor if the Master Lease provides for the payment by Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments when estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner, and if any such adjustment shall occur after the expiration of


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earlier termination of the term, then the obligations of Sublessor and Sublessee under this Section 6.2 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee, furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Costs during the Term.

7.   SECURITY DEPOSIT.

Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Twenty Thousand Two Hundred Fifty and 40/100ths Dollars ($20,250.40) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8.   USE OF PREMISES.

The Premises shall be used and occupied only for sales, consulting and related general office functions, and for no other use or purpose.

9.   ASSIGNMENT AND SUBLETTING.

Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

10.  OTHER PROVISIONS OF SUBLEASE.

All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following:

See attached Addendum One to the Sublease

Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the


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


obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

11.  ATTORNEYS' FEES

If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12.  AGENCY DISCLOSURE.

Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: CB COMMERCIAL REAL ESTATE GROUP, INC., who represents Sublessor and Sublessee. In the event that CB COMMERCIAL REAL ESTATE GROUP, INC. represents both Sublessor and Sublessee, Sublessor and Sublessee hereby confirm that they were timely advised of the dual representation and they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

13.  COMMISSION.

Upon execution of this Sublease, and consent thereto by Lessor (if such consent is required under the terms of the Master Lease), Sublessor shall pay Broker a real estate brokerage commission in accordance with Sublessor's contract with Broker for the subleasing of the Premises, if any, and otherwise in the amount of (Per separate agreement) Dollars ($_________) for services rendered in effecting this Sublease. Broker is hereby made a third party beneficiary of this Sublease for the purpose of enforcing its right to said commission.

14.  NOTICES.

All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by


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United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

To Sublessor: E.I. du Pont de Nemours and Company, Corporate Real Estate, D12048A, 1007 Market Street, Wilmington, Delaware 19898.

To Sublessee: Lintronic Industries, 2030 SE Main Street, Suite 1250, Irvine, CA 92714.

15.  CONSENT BY LESSOR.

THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

16.  COMPLIANCE.

The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.


Sublessor:  E.I. du Pont de Nemours and     Sublessee: Lintronic Industries, a
            Company, a Delaware             California corporation
            corporation


By:___________________________________      By:   /S/ KRIS SHAH
                                               ---------------------------------

Title: _______________________________      Title:      President
                                                   -----------------------------

Date: ________________________________      Date:     Oct. 24, 1997
                                                  ------------------------------


LESSOR'S AND LESSEE'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), lessor under the Master Lease and the undersigned Lessee hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

Lessor: Koll Tower Four Associates,         Lessee: LG & E Energy Systems, Inc.


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

       a California limited partnership            a Kentucky corporation

By:  __________________________________    By: _________________________________

Title: ________________________________    Title: ______________________________


CONSULT YOUR ADVISORS -- This document has been prepared for approval by your attorney. No representation or recommendation is made by Broker as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

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

                                  EXHIBIT ONE

                                  [Floorplan]

ADDENDUM ONE TO THAT CERTAIN SUBLEASE DATED OCTOBER 20, 1997
BY AND BETWEEN E.I. DU PONT DE NEMOURS AND COMPANY ("DU PONT")
AND LINTRONIC INDUSTRIES ("LINTRONIC")
FOR THE PREMISES LOCATED AT
2030 MAIN STREET, SUITE 1250, IRVINE, CALIFORNIA


BASE RENT:             Months       Rate/Rentable S.F.       Monthly Total
                       1-46         $1.70 Fully Serviced     $20,250.40

TENANT IMPROVEMENTS:   Landlord shall clean the premises and shampoo the carpet.
                       Otherwise, Tenant must accept the premises in its "as is" condition. Any proposed modifications to the suite must have the written approval of Sublessor and Lessor, and shall be at Sublessee's expense.

PARKING:               Du Pont shall make available a maximum of forty-eight
                       (48) in-common unreserved parking spaces to Lintronic at a monthly charge of $30.00 per space per month. Lintronic shall lease a minimum of thirty (30) of these parking spaces for the sublease term. Lintronic shall pay a one-time charge of $10.00 for each parking card issued.

HAZARDOUS MATERIALS:   Du Pont has no knowledge of any toxic or hazardous
                       materials within the proposed sublease premises. Du Pont will not provide any warranties or guarantees or be responsible for any remedies as a result of the presence of any toxic or hazardous materials.

INDEMNITY:             Lintronic shall indemnify and hold Du Pont safe and
                       harmless from and against any and all loss, costs, damages, claims, actions or liability on account of the death of or injury to any person or persons, or the damage to or destruction of any property or pollution arising from or growing out of Lintronic's use and occupancy of the subleased premises, unless caused in whole or in part by the willful misconduct or sole negligence of Du Pont or Lessor.

OPERATING EXPENSES:    Lintronic shall have a 1998 base year. Lintronic shall
                       pay for increases in operating expenses in excess of the 1998 base year, which shall be calculated to reflect 95% occupancy and in accordance with Section 6.2 of the Sublease document.


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


EARLY OCCUPANCY:     Lintronic shall not commence to pay base rent or operating expenses other than after-hours heating, ventilation and air conditioning until November 18, 1997 regardless of Lintronic's actual occupancy date. Lintronic will be responsible for parking charges during its early occupancy.
                     In the event Lintronic cannot occupy the Premises prior to November 17, 1997, and the delay in occupancy is through no fault of Lintronic, then rent shall commence one (1) business day after all approvals have been obtained from all parties to this Sublease.

FURNITURE:           Du Pont shall allow Tenant to utilize the private office,
                     conference room, reception area and modular furniture systems in place within the premises as of October 20, 1997 hereinafter referred to as Furniture. By signing below, Lintronic acknowledges that it has inspected and accepts the Furniture with respect to quantity and quality. As a condition of utilizing said Furniture, Lintronic and Du
                     Pont shall comply with the following:

                     a. Lintronic shall deposit $30,000 as a non-refundable deposit towards the purchase of the Furniture.

                     b. Lintronic's deposit will be retained by Du Pont until the expiration of the sublease term and then applied together with a rental credit of $595.60 per month ($.05 per rentable square foot per month) towards the purchase price for a total rental credit of $27,397.60.

                     c. Du Pont will convey title to the Furniture to Lintronic for $1.00 at the end of the sublease term. Title shall be conveyed by a bill of sale prepared by Du Pont.

                     d. Any default of the sublease terms or conditions will result in Lintronic's forfeiture of both the deposit and rental credit paid by Lintronic.

RIGHT TO ASSIGN
SUBLEASE:            Lintronic's rights to sublease or assign all or any portion of the Premises to any other entity or person per the terms of the Master Lease and subject to the approval of Lessor, Lessee and Sublessor.

SIGNAGE: No exterior signage is available from Lessor. All directory and suite signage shall be obtained through the Master Lessor and shall be at Lintronic's cost.

Sublessor:  E.I. du Pont de Nemours and      Sublessee:  Lintronic Industries, a
            Company, a Delaware                          California corporation
            corporation

By: /S/ AUTHORIZED SIGNATORY                 By:    /S/ KRIS SHAH
   ------------------------------------         --------------------------------

Title:  Manager, Corporate Real Estate       Title:      President
       --------------------------------            -----------------------------

By: /S/ NANCY J. McDANIEL                    By:________________________________
   ------------------------------------

Title: Properties Manager                    Title:_____________________________
       --------------------------------

Date:     10/28/97                           Date:     Oct. 24, 1997
     ----------------------------------           ------------------------------


Lessor:     Koll Tower Four Associates,      Lessee: LG & E Energy Systems, Inc.
            a California limited                     a Kentucky corporation
            partnership

By:  Koll Management Services, Inc.,         By: a Delaware Corporation As Agent
   ------------------------------------         --------------------------------

Title: ________________________________      Title: ____________________________

By: /S/ AUTHORIZED SIGNATORY                 BY:________________________________
   ------------------------------------

Title: Portfolio Manager                     Title:_____________________________
      ---------------------------------

Date:      11/7/97                           Date:______________________________
     ----------------------------------


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



          1st Mo.              20,250.40/mo.
          Sec Dep              20,250.40
          Furniture Dep        30,000.00
          Total                70,500,80

     E.I. Du Pont de Nemours & Co.


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


LITRONIC INDUSTRIES, INC.
GENERAL ACCOUNT
2950 RED HILL AVE PH 714-545-6649
COSTA MESA, CA 92626

BANK OF YORBA LINDA
COSTA MESA, CALIFORNIA 92626
90-3789-1222

24667
024667

PAY **SEVENTY THOUSAND FIVE HUNDRED DOLLARS & 80 CENTS**
TO THE ORDER OF
E.I. DUPONT DE NEMOURS & COMPANY

DATE 10/24/97

AMOUNT $70,500.80

/S/ Kris Shah
/S/ Nancy R. Mckenna

LITRONIC INDUSTRIES, INC.

24667
024667

DATE
10/24/97

INVOICE NO.

COMMENT

AMOUNT
70,500.80

DISCOUNT

NET AMOUNT
$70,500.80

CHECK: 024667

10/24/97

E.I. DUPONT DE NEMOURS & CO.

TOTAL: $70,500.80

                AMENDMENT NO. 1 TO OFFICE BUILDING SUB-SUBLEASE

This Amendment No. 1 to the Office Building Sub-sublease (the "Amendment") is made as of this 24 day of November 1997 by and between E. I. du Pont de Nemours and Company, a Delaware corporation ("Sublessor") and Lintronic Industries, a California Corporation ("Sublessee").

Sublessor and Sublessee are parties to that certain Office Building Sub-sublease dated October 20, 1997 (the "Sub-sublease") pursuant to which Sublessor sub-subleases to Sublessee that certain space identified as 11,912 rentable square feet in 2030 Main Street, Suite 1250, Irvine, California.

Sublessor and Sublessee agree to amend the Sub-sublease as follows:

1.   Rent Commencement Date:  Rent shall start November 24, 1997 and will continue through September 17, 2001.

Except as herein provided, all other terms and conditions of the Sub-sublease shall be in full force and effect.

Sublessor:                              Sublessee:

E.I. duPont de Nemours and Company,     Lintronic Industries,
a Delaware corporation                  a California corporation

By:________________________________     By:  /s/ Kris Shah
                                           -------------------------------------

Title:_____________________________     Title: President
                                              ----------------------------------

Date:______________________________     Date:  Dec. 1, 97
                                             -----------------------------------


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